Exhibit 1
HSBC Finance Capital Trust IX
and
HSBC Finance Corporation
Capital Securities
UNDERWRITING AGREEMENT
November __, 2005
HSBC Securities (USA) Inc.
HSBC Tower 10
452 5th Avenue
New York, NY 10018
Ladies and Gentlemen:
     HSBC Finance Capital Trust IX (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 10,000 Capital Securities with an aggregate liquidation amount equal to $1,000,000,000 (the “Capital Securities”) to the several Underwriters named in Schedule I hereto (the “Underwriters”).
     The Capital Securities will be guaranteed by HSBC Finance Corporation, a Delaware corporation (the “Company”), with respect to distributions and payments upon liquidation, redemption and otherwise (the “Capital Securities Guarantee”) pursuant to the Capital Securities Guarantee Agreement (the “Capital Securities Guarantee Agreement”), dated as of November ___, 2005, between the Company and BNY Midwest Trust Company, as trustee (the “Guarantee Trustee”). The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase the $                     of Junior Subordinated Deferrable Interest Notes due November ___, 2035 (the “Junior Subordinated Notes”) issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November ___, 2005 (the “Declaration”), among the Company, as Sponsor, Beverly A. Sibblies, Dennis J. Mickey and William H. Kesler (the “Regular Trustees”), BNY Midwest Trust Company, as property trustee (the “Property Trustee”) and The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee” and together with the Regular Trustees and the Property Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to an indenture, dated as of May 15, 1995 (the “Base Indenture”), between the Company and JP Morgan Trust Company, National Association, as trustee (the “Debt Trustee”), and a supplement to the Base Indenture, dated as of November ___, 2005 (the “Supplemental Indenture” and together with the Base Indenture and any other amendments or supplements thereto, the “Indenture”), between the Company and the Debt Trustee.

     The Trust and the Company (together, the “Offerors”) wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting as representatives (the “Representatives”) in connection with the several purchases of the Capital Securities by the Underwriters.
     1. Registration Statement and Prospectus. The Offerors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-128369 and 333-128369-01) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the “1933 Act”) of (i) the Capital Securities, (ii) the Capital Securities Guarantee, and (iii) the Junior Subordinated Notes to be issued and sold to the Trust by the Company, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”)), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or otherwise, are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that, if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Capital Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     2. Agreements to Sell and Purchase. The Trust hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $100,000 per Capital Security, plus accrued distributions, if any, from November ___, 2005, to the Closing Time (as hereinafter defined), the number of Capital Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Capital Securities increased as set forth in Section 10 hereof).
     In consideration of such purchases at the Closing Time (as defined below), the Company shall pay to the Underwriters as compensation (in immediately available funds), at the Closing

Time, $___ per Capital Security. The Underwriters shall inform the Company in writing at the Closing Time of the number of Capital Securities so sold.
     3. Terms of Public Offering. The Offerors have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Capital Securities as soon as the Underwriters deem advisable after the Registration Statement has become effective, this Agreement has been executed and delivered, and the Declaration, the Capital Securities Guarantee Agreement and the Indenture have been qualified under the Trust Indenture Act of 1939 (the “1939 Act”).
     4. Delivery of the Capital Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Capital Securities shall be made at 9:00 A.M., Central Time, on November ___, 2005 (the “Closing Time”). The Closing Time may be varied by agreement between you and the Company.
     The Capital Securities shall be delivered to you for the accounts of the several Underwriters in book-entry form and in such authorized denominations as you may request and registered in the name of CEDE & Co., as nominee for The Depository Trust Company against payment of the purchase price therefor in immediately available funds.
     5. Agreements of Offerors. The Offerors jointly and severally agree with the several Underwriters as follows:
     (a) The Offerors will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) The Offerors will give the Representatives notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Capital Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Offerors will file the Prospectus pursuant to Rule 424(b) and Rule 430A under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.
     (c) The Offerors will deliver to the Representatives signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.
     (d) The Offerors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.
     (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company and the Trust, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is to be delivered to a purchaser, or if it shall be necessary at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to paragraph (b) above, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements; and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.
     (f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representatives may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
     (g) The Company will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.
     (h) During a period of 30 days from the date of this Agreement, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or the Junior Subordinated Notes or any debt securities substantially similar to the Junior Subordinated Notes or equity securities substantially similar to the Capital Securities (except for the Junior Subordinated Notes and the Capital Securities issued pursuant to this Agreement).
     6. Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter that:
     (a) At the time the Registration Statement became or becomes effective, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof (unless the term “Prospectus” refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Capital Securities and that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case, at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.
     (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) To the best of the Company’s knowledge, KPMG LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (d) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.
     (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements after the date hereof), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, financial position or business affairs of the Company and its subsidiaries, considered as one enterprise, or the Trust, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Trust or by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust or the Company and its subsidiaries, considered as one enterprise.
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Declaration, the Indenture and the Capital Securities Guarantee and to purchase, own, and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not materially adverse to the Company and its subsidiaries considered as one enterprise.
     (g) Each subsidiary of the Company which is a significant subsidiary (a “Subsidiary”) as defined in Rule 405 of the 1933 Act Regulations, has been duly organized or incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation, association or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not materially adverse to the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of each such Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
     (i) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.
     (j) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (k) This Agreement has been duly authorized, executed and delivered by each of the Offerors.
     (l) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the “Bankruptcy Exceptions”) and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.
     (m) The Capital Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Capital Securities Guarantee and the Capital Securities Guarantee Agreement will conform to all statements relating thereto contained in the Prospectus; and the Capital Securities Guarantee Agreement, at the Closing Time, will have been duly qualified under the 1939 Act.
     (n) The Capital Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.
     (o) The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.
     (p) The Junior Subordinated Notes have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.
     (q) The Company’s obligations under the Capital Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the preferred stock issued by the Company.
     (r) The Junior Subordinated Notes are subordinated and junior in right of payment to all “senior indebtedness” (as defined in the Indenture) of the Company.

     (s) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.
     (t) None of the Offerors is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (u) The execution, delivery and performance of this Agreement, the Declaration, the Capital Securities, the Common Securities, the Indenture, the Junior Subordinated Notes , the Capital Securities Guarantee Agreement and the Capital Securities Guarantee and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the charter or by-laws of the Company or any subsidiary, or the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Trust or the Company and its subsidiaries considered as one enterprise, or materially adverse to the transactions contemplated by this Agreement), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, the Company, or any Subsidiary or any of their respective properties.
     (v) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust, the Company or any of its subsidiaries that is required to be disclosed in the Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, of the Trust or the Company and its subsidiaries considered as one enterprise, or on the earnings, financial position or business affairs of the Trust or the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company, any of its subsidiaries or the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

     (w) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Capital Securities, the Junior Subordinated Notes or the Capital Securities Guarantee hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state or foreign securities laws and the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act.
     (x) The Company and the Subsidiaries and the Trust possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by them, and neither the Company nor any of the Subsidiaries nor the Trust has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise or of the Trust.
     7. Indemnification and Contribution.
     (a) Each of the Trust and the Company jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Capital Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to so have been delivered, at or prior to the written confirmation of the sale of the Capital Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Company, its directors, its officers who sign the Registration Statement, the trustees of the Trust and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Trust and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) of this Section 7, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Capital Securities (before deducting expenses) received by the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Capital Securities. The relative fault of the Trust and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Company or by the Underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Capital Securities they have purchased hereunder, and not joint.
     (e) The Trust, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Trust and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Capital Securities.
     8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Capital Securities hereunder are subject to the following conditions:
     (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or at such later time and date as may be approved in writing by the Representatives; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(b) and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representatives of such timely filing.
     (b) At Closing Time the Representatives shall have received:
     (1) The favorable opinion, dated as of Closing Time, of Patrick D. Schwartz, Vice President, Deputy General Counsel—Corporate and Assistant Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, except where the failure to have such power and authority would not be material to the Company and its subsidiaries considered as one enterprise.
     (iii) To the best of his knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not be material to the Company and its subsidiaries considered as one enterprise.
     (iv) To the best of his knowledge and information, the Trust is duly qualified and in good standing as a foreign entity in any jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.
     (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business requires such qualification, except where the failure to have such power and authority or to so qualify or be in good standing would not be material to the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of his knowledge and information, the capital stock of each such Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (vi) The Company has an authorized capitalization as set forth in the Prospectus and all outstanding shares of its common and preferred stock have been duly and validly authorized and issued and are fully paid and nonassessable.
     (vii) This Agreement has been duly authorized, executed and delivered by the Company.
     (viii) The Registration Statement is effective under the 1933 Act and, and to the best of his knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.
     (ix) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement (other than the financial statements and supporting schedules and other financial or statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (x) To the best of his knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.
     (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes to the Underwriters, except (a) such as may be required under the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations or state securities laws and (b) the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the 1939 Act; and, to the best of his knowledge and information, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company and the Trust with their obligations hereunder and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries or the Trust is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or the Trust or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.
     (xii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial or statistical data included therein, as to which no opinion need be rendered)

and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.
     (xiii) To the best of his knowledge and information and other than as disclosed in the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is material, and, to the best of his knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xiv) The Declaration has been duly qualified under the 1939 Act.
     (xv) The Capital Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Capital Securities Guarantee Agreement has been duly qualified under the 1939 Act.
     (xvi) To the best of his knowledge, all of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.
     (xvii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture has been duly qualified under the 1939 Act; and the Indenture conforms to the description thereof in the Prospectus.
     (xviii) The Junior Subordinated Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy

Exceptions; and the Junior Subordinated Notes conform to the description thereof in the Prospectus.
     (xix) Neither the Company nor the Trust is an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.
     (xx) The Common Securities, the Capital Securities and the Declaration conform in all material respects to all statements relating thereto contained in the Prospectus.
     (2) The favorable opinion of Richards, Layton & Finger, P.A., Special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
     (i) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities and the Common Securities.
     (ii) The Declaration constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.
     (iii) The Common Securities have been duly authorized by the Declaration and are validly issued beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights.
     (iv) The Capital Securities have been duly authorized by the Declaration and are validly issued and (subject to the terms of the Declaration), when delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of the Capital Securities will (subject to the terms of the Declaration) be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Capital Securities is not subject to preemptive or other similar rights.
     (v) This Agreement has been duly authorized, executed and delivered by the Trust.

     (vi) The execution, delivery and performance of this Agreement, the Declaration, the Capital Securities and the Common Securities, the consummation of the transactions contemplated herein and therein, and the compliance by the Trust with its obligations hereunder and thereunder do not and will not result in any violation of the Declaration or Certificate of Trust, or any applicable law, rule or regulation of the State of Delaware.
     (3) The favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel for BNY Midwest Trust Company, as Property Trustee under the Declaration, and Guarantee Trustee under the Capital Securities Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:
     (i) BNY Midwest Trust Company is an Illinois trust company with trust powers, duly organized, validly existing and in good standing under the laws of the State of Illinois with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Capital Securities Guarantee Agreement.
     (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Capital Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions.
     (iii) The execution, delivery and performance of the Declaration and the Capital Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, does not conflict with or constitute a breach of the Articles of Incorporation or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.
     (iv) No consent, approval or authorization of, or registration with or notice to, any Illinois or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Capital Securities Guarantee Agreement.

     (4) The favorable opinion, dated as of Closing Time, of McDermott Will & Emery LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company, the Capital Securities, the Indenture, the Junior Subordinated Notes, the Capital Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Representatives may require.
     In giving its opinion, McDermott Will & Emery LLP may rely as to certain matters of Delaware law upon the opinion of, counsel for the Offerors, which shall be delivered in accordance with Section 8(b)(1) and (2) hereto.
     (5) The favorable opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the Company and the Trust, as to certain Federal tax matters set forth in the Prospectus under “Certain Federal Income Tax Consequences”, in form and substance satisfactory to the Representatives.
     (6) In giving their opinions required by subsections (b) (1) and (b)(4), respectively, of this Section, Mr. Schwartz and McDermott Will & Emery LLP shall each additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference, therein, as to which counsel need make no statement), at the time it became effective or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the date thereof or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (7) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a Managing Director or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of a Trustee of the Trust, and dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 6 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.
     (8) At Closing Time, the Representatives shall have received from KPMG LLP, a letter dated such date, in form and substance satisfactory to the Representatives.
     (9) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and McDermott Will & Emery LLP, counsel for the Underwriters.
     (10) At Closing Time, there shall not have occurred any decrease in the ratings of any of the debt securities of the Company or of the Capital Securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof.
     9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it and by the Trust of its and the Trust’s respective and joint obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Declaration, the Capital Securities Guarantee, the Indenture and the Statement of Eligibility and Qualification of each of the Property Trustee, the Guarantee Trustee and the Debt Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, the documents incorporated therein by reference, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Capital Securities; (iii) the preparation, printing (or reproduction), execution and delivery of the Declaration, the Capital Securities Guarantee and the Indenture and the preparation, printing, authentication, issuance and delivery of the Capital Securities, including any stamp taxes in connection with the original issuance of the Capital Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering the Capital Securities; (v) the registration of the Capital Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) the registration or qualification of the Capital Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filing required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Property Trustee, the Guarantee Trustee and the Debt Trustee; (ix) the fees and expenses associated with obtaining ratings for the Capital Securities and the Junior Subordinated Notes from nationally recognized statistical rating organizations; and (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Offerors.
     10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Capital Securities may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Trust, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Offerors.
     If any one or more of the Underwriters shall fail or refuse to purchase Capital Securities which it or they are obligated to purchase hereunder, and the aggregate number of Capital Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Capital Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Capital Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Capital Securities set forth opposite the names of all non-defaulting Underwriters, to purchase the Capital Securities which such defaulting Underwriter or Underwriters are obligated, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Capital Securities and the aggregate number of Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Capital Securities and arrangements satisfactory to you and the Offerors for the purchase of such Capital Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Offerors are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Offerors. In any such case which does not result in termination of this Agreement, either you or the Offerors shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Offerors, purchases Capital Securities which a defaulting Underwriter is obligated, but fail or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.
     11. Termination. This Agreement shall be subject to termination by notice given by you to the Offerors, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in your judgment, is material and adverse, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance activities in the United States and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Capital Securities on the terms and in the manner contemplated in the Prospectus.
     12. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to the Company, or to the Trust, care of the Company, at the office of the Company at the address specified in the Prospectus, Attention: Secretary; or (ii) if to you, as Representatives of the several Underwriters, care of HSBC Securities (USA) Inc.
     This Agreement has been and is made solely for the benefit of the several Underwriters, the Trust, the Company, the Company’s directors and officers, the Trustees, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Capital Securities in his status as such purchaser.
     13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters.

Very truly yours, HSBC FINANCE CAPITAL TRUST IX
By:
as Regular Trustee

By:
as Regular Trustee

By:
as Regular Trustee

HSBC FINANCE CORPORATION
By:
Name:
Title:

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.
HSBC Securities (USA) Inc.
As Representatives of the Underwriters

By:	HSBC Securities (USA) Inc.

By:

SCHEDULE I
HSBC FINANCE CAPITAL TRUST IX
Capital Securities

Number of
Underwriter	Capital Securities
HSBC Securities (USA) Inc.

Total	10,000

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